EXHIBIT 32.1

Certification Pursuant to 18 U. S. C. Section 1350,

As Adopted Pursuant

Section 906 of Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Matrix Service Company (the “Company”) on Form 10-K for the period ending May 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Bradley, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss 1350, as adopted pursuant to ss. 906 of the Sarbanes Oxley Act of 2002, that based on my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2007

Michael J. Bradley
President and Chief Executive Officer